Your **Vote** Counts!

TODOS MEDICAL LTD.

2021 Annual General Meeting
Vote by July 25, 2021
11:59 PM ET



TODOS MEDICAL LTD.
121 DERECH MENACHEM BEGIN
30TH FLOOR
TEL AVIV, 6701203 ISRAEL

D57153-P59760

You invested in TODOS MEDICAL LTD. and it's time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on July 26, 2021.**

Get informed before you vote

View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 12, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

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Vote in Person at the Meeting*

July 26, 2021
4:00 p.m., Israel Time

The offices of the Company
121 Derech Menachem Begin
30th Floor
Tel Aviv, 6701203 Israel

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Amend Todos' Articles of Association: (a) to authorize the creation of 50,000 (fifty thousand) redeemable Preferred A Shares of the Company, that the Company may in the future be entitled to issue in exchange for two outstanding Convertible Notes issued by the Company to Yozma Global Genomic Fund 1 in accordance with their terms (b) to authorize the creation of five thousand (five thousand) redeemable Preferred B Shares of the Company, pursuant to the Company's exercise of its exclusive option to acquire Provista Diagnostics, Inc.; (c) to increase the Company's authorized share capital to permit the issuance of a total of up to 5,000,000,000 (five billion) ordinary shares of the Company; and (d) to allow the Company to fulfil relevant provisions of U.S. law in lieu of Israeli law requirements regarding External Directors, if and to the extent allowed to do so under Israeli corporate law and regulations.	For
2. Approve the compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company's currently serving Directors and C-level officers, as well as for the External Directors to be elected at the Meeting.[1]	For
3. Elect Lauren Chung as an External Director of the Company for a term ending on July 26, 2024, and elect Moshe Schlisser as an External Director of the Company for a term ending July 26, 2024.[2]	For
[1] Please note that you are required to indicate on the proxy card with respect to Proposal Two whether you are a controlling shareholder of the Company, or acting on its behalf or not, and whether you have a personal interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification. [2] Please note that you are required to indicate on the proxy card with respect to Proposal Three whether you are a Controlling shareholder of the Company, or acting on its behalf or not, and whether you have a Personal Interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification.	
4. Re-elect Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as directors of the Company for a term ending at the Company's next annual meeting, or their earlier resignation or removal.	For
5. Extend for an additional year the authority granted to the Company's Board of Directors to effect a reverse split of the Company's ordinary shares (as per resolution of the Company's Shareholders' Meeting of May 11, 2020), such that the authority so granted shall extend until July 26, 2022, and shall include a reverse split of the Company's entire share capital share at a ratio within the range from 1-for-2 up to 1-for 500, provided that the Company shall not effect reverse splits that, in the aggregate, exceed 1-for-500.	For
6. Adopt the Company's 2021 Equity Incentive Plan.	For
7. Ratify the appointment of Yarel and Company as the Company's Auditors for the 2021 financial year.	For

NOTE: To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

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